EXHIBIT 16.1
June 18, 2008
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Tarragon Corporation
File No. 000-22999
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Tarragon Corporation dated June 13, 2008, and agree with the statements concerning our Firm contained therein.
Very truly yours,